Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN,
PRESIDENT
(515) 232-6251

June 28, 2011

AMES NATIONAL CORPORATION
ELECTS A CHAIRMAN OF THE BOARD

AMES, IOWA - Ames National Corporation’s (the “Company”) Board of Directors elected Dr. Douglas C. Gustafson, DVM as Chairman of the Board on June 22, 2011.  Dr. Gustafson has served as a director of the Company since 1999.  He is a retired veterinarian and was formerly a partner in Boone Veterinary Hospital located in Boone, Iowa.  He has served on the board of directors of Boone Bank & Trust Co. since 1993.

Dr. Gustafson replaces Marvin J. Walter in this position.  Mr. Walter passed away on June 1, 2011 after an eight year struggle with cancer.

The Company announced that David W. Benson has been appointed to the Board of Directors.  Mr. Benson is an attorney with the law firm Nyemaster, Goode, West, Hansell & O’Brien, P.C. Mr. Benson has been on the First National Bank, Ames, Iowa, Board of Directors since 2008.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO.  The Company’s affiliate banks include:  First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Randall-Story State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa.  Additional information about the Company can be found at www.amesnational.com.